SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2005

NEW CENTURY MORTGAGE SECURITIES, INC.

(as depositor under the Pooling and Servicing Agreement,

dated as of September 1, 2005, providing for the issuance of

Asset Backed Pass-Through Certificates, Series 2005-B)

New Century Mortgage Securities, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-123394-01	33-0852169
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

18400 Von Karman, Suite 1000
Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 863-7243

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits.
(a)	Not applicable
(b)	Not applicable
(c)	Exhibits:

Exhibit No.	Item 601(a) of Regulation S-K Exhibit No.	Description
1	5.1, 8.1, 23.1	Opinion and Consent of Thacher Proffitt & Wood LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 28, 2005

NEW CENTURY MORTGAGE SECURITIES INC.

By:	/s/ Kevin Cloyd
Name:	Kevin Cloyd
Title:	Executive Vice President

EXHIBIT INDEX

Exhibit Number	Item 601(a) of Regulation S-K Exhibit No.	Description
1	5.1, 8.1, 23.1	Opinion and Consent of Thacher Proffitt & Wood LLP.